LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORT OBLIGATIONS
RELATING TO OVERSEAS SHIPHOLDING GROUP, INC.

           Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Myles R. Itkin, James I. Edelson, Richard B. Goodman and Alan G. Himmelstein, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

           (1)      prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of Overseas Shipholding Group, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission, the New York Stock Exchange, any other national securities exchange and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

           (2)      seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned or any attorney-in-fact and approves and ratifies any such release of information; and

           (3)      perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

           The undersigned acknowledges that:

           (1)      this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

           (2)      any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;

           (3)      neither the Company nor any of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

           (4)      this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

           The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

           This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

           IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of January 2006.

/s/Lois K. Zabrocky
Signature
Lois K. Zabrocky
Name

STATE OF NEW YORK       )
                                                )
COUNTY OF NEW YORK   )

On this 12th day of January 2006, Lois K. Zabrocky personally appeared before me, and acknowledged that she executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/Annette F. Miller
Notary Public
My Commission Expires: 5/5/06
Annette F. Miller Notary Public, State of New York No. 43-4857959 Qualified in Richmond County Certified in New York County Commission Expires May 5, 2006